Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES

$0.035 PER SHARE MONTHLY CASH DIVIDEND

Virginia Beach, VA – December 13, 2013 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), today announced that its Board of Directors has authorized a $0.035 per share monthly cash dividend for shareholders of record on December 31, 2013, to be paid on or about January 31, 2014.

Dividend Distribution History

Announce Date	Record Date	Pay Date	Amount		Frequency
12/13/2013	12/31/2013	1/31/2014	$0.035		Monthly
11/19/2013	11/30/2013	12/31/2013	$0.035		Monthly
10/15/2013	10/31/2013	11/30/2013	$0.035		Monthly
9/17/2013	9/30/2013	10/31/2013	$0.035		Monthly
8/16/2013	8/31/2013	9/30/2013	$0.035		Monthly
7/18/2013	7/31/2013	8/31/2013	$0.035		Monthly
6/17/2013	6/30/2013	7/31/2013	$0.035		Monthly
5/17/2013	5/31/2013	6/30/2013	$0.035		Monthly
4/16/2013	4/30/2013	5/31/2013	$0.035		Monthly
3/15/2013	3/31/2013	4/30/2013	$0.035		Monthly
2/19/2013	3/1/2013	3/31/2013	$0.035		Monthly
1/16/2013	2/1/2013	2/28/2013	$0.035		Monthly
12/3/2012	1/1/2013	1/31/2013	$0.049	*

*	Initial dividend represents a cash disbursement to shareholders of record for the 12 days in November 2012 that the Company was a public entity as well as includes the monthly dividend payment for December 2012.

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statement

Wheeler Real Estate Investment Trust, Inc. considers portions of the information in this press release relating to its business operations and the timing and amount of its future dividend payments to be

Wheeler Real Estate Investment Trust Inc.	Page 2
December 13, 2013

forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For example, this press release states that the Company’s monthly dividend rate is $0.035 per share. A possible implication of this statement is that the Company will continuously pay monthly dividends of $0.035 per share, or $0.42 per share per year in the future. The Company’s dividend rates are set and may be reset from time to time by its Board of Directors. The Company’s Board of Directors will consider many factors when setting dividend rates, including the Company’s historical and projected income, normalized funds from operations, the then current and expected needs and availability of cash to pay the Company’s obligations, distributions which may be required to be paid to maintain the Company’s tax status as a real estate investment trust and other factors deemed relevant by the Board of Directors in its discretion. Accordingly, future dividend rates may be increased or decreased, and there is no assurance as to the rate at which future dividends will be paid. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Adam Prior
Corporate Secretary		Senior Vice-President
(757) 627-9088 / robin@whlr.us		(212) 836-9606 / aprior@equityny.com

Terry Downs
Associate
(212) 836-9615 / tdowns@equityny.com